Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 31, 2025

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric Announces Third Quarter 2025 Results
•Third quarter 2025 GAAP earnings of $0.94 per diluted share, non-GAAP earnings of $1.00 per diluted share
•Third quarter financial results reflect continued demand growth from data center customers, driving 13% industrial load growth quarter-over-quarter
•Reaffirming 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $103 million, or $0.94 per diluted share, for the third quarter of 2025. After adjusting for the impact of business transformation and optimization expenses, third quarter 2025 non-GAAP net income was $110 million, or $1.00 per diluted share. This compares with GAAP net income of $94 million, or $0.90 per diluted share, for the third quarter of 2024.

“Our team delivered another strong quarter in Q3 as we remain laser-focused on execution and driving value for customers, communities and shareholders,” said Maria Pope, President and CEO. “We are working to procure energy to meet dramatically higher customer demand under our rigorous least-cost, least-risk approach. Our multi-pronged strategy prioritizes reliable delivery of energy to customers while maximizing the window of federal clean energy tax credits, allowing our customers to receive the full benefit of high-value clean energy resources at the lowest cost possible.”

Third Quarter 2025 Compared to Third Quarter 2024
On a GAAP basis, total revenues increased, driven by continued demand growth from technology infrastructure customers and improved cost recovery. Purchased power and fuel expense declined slightly, reflecting stable market conditions and a reduction in wholesale energy deliveries. Operating and maintenance expenses were largely flat after considering a 2024 reserve. Depreciation and amortization expense and interest expense increased due to ongoing capital investment. Income tax expense increased primarily due to lower production tax credit benefits.

Company Updates
Resource Procurement
On October 1, 2025, PGE requested acknowledgement from the Public Utility Commission of Oregon (OPUC) of an updated final shortlist of bidders for the 2023 All-Source Request for Proposal (RFP) to meet PGE’s articulated resource needs. PGE is proceeding to commercial negotiations with bidders for projects on the updated final shortlist and expects finalization of contracts for projects that meet selection criteria by the end of 2025 or in the first quarter of 2026, with projects in service by the end of 2027.

The 2023 RFP is a component of PGE’s multi-pronged procurement approach focused on customer affordability, system reliability, and decarbonization. In parallel with the 2023 RFP, the Company is seeking additional renewable energy and non-emitting capacity through purchased power agreements (PPAs), including a bilateral all-call for PPAs, community-based renewable energy procurement, and the ongoing 2025 RFP process.

The 2025 RFP was issued to market in July 2025, seeking bids for owned and contracted resources that can provide non-emitting dispatchable capacity and renewable generation. Bids have been received and are currently being evaluated based on the OPUC-approved scoring methodology. PGE plans to file for acknowledgement of a proposed final shortlist in the first quarter of 2026, allowing PGE to begin negotiations with shortlisted bids.

Regulatory Updates
As previously announced, on October 21, 2025, the OPUC issued an Order in the request to recover the revenue requirement associated with the Seaside Battery Energy Storage System (Seaside). The Order results in an annual revenue requirement increase of $42 million, excluding impacts related to Net Variable Power Costs. The Order was supported by a memorandum of understanding (MOU) entered into between PGE and key regulatory stakeholders. The MOU guided the recovery proceeding for Seaside, PGE’s largest standalone battery storage project which has been serving customers since July 2025.
Quarterly Dividend
As previously announced, on October 22, 2025, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.525 per share. The quarterly dividend is payable on or before January 15, 2026 to shareholders of record at the close of business on December 22, 2025.

2025 Earnings Guidance
PGE is reaffirming its estimate for full-year 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share based on the following assumptions:
•An increase in energy deliveries between 3.5% and 4.5%, weather adjusted;
•Execution of power cost and financing plans;
•Execution of operating cost controls;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $810 million and $830 million which includes approximately $135 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines and $30 million of business transformation and optimization expenses;
•Depreciation and amortization expense between $550 million and $575 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $950 to $1,050 million;
•Capital expenditures of $1,220 million; and
•Average construction work in progress balance of $575 million.

Third Quarter 2025 Earnings Call and Webcast — October 31, 2025
PGE will host a conference call with financial analysts and investors on Friday, October 31, 2025, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on October 31, 2025.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Business transformation and optimization expenses, including strategic advisory, workforce realignment and corporate structure update costs

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarter ended September 30, 2025 is below.

Non-GAAP Earnings Reconciliation for the quarter ended September 30, 2025

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended September 30, 2025	$103	$0.94
Exclusion of business transformation and optimization expenses	10	0.09
Tax effect (1)	(3)	(0.03)
Non-GAAP as reported for the quarter ended September 30, 2025	$110	$1.00
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 950,000 customers serving an area of 1.9 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE was ranked the No. 1 utility in the 2024 Forrester U.S. Customer Experience Index and is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. In 2024, PGE employees, retirees and the PGE Foundation donated $5.5 million and volunteered nearly 23,000 hours to more than 480 nonprofit organizations. For more information visit www.portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; new or revised governmental policies, executive orders, legislative action, and regulatory audits, investigations and actions with respect to allowed rates of return, financings, electricity pricing and price structures, acquisition and disposal of facilities and other assets, construction and operation of plant facilities, transmission of electricity, recovery of power costs, operating expenses, deferrals, timely recovery of costs, and capital investments, energy trading activities, tax credits and current or prospective wholesale and retail competition; changing customer expectations and choices that may reduce demand for PGE’s services; natural or human-caused disasters and other risks, including, but not limited to, earthquake, flood, ice, drought, extreme heat, lightning, wind, fire, accidents, equipment failure, acts of terrorism, computer system outages, and other events that disrupt PGE operations, damage PGE facilities and systems, cause the release of harmful materials, cause fires, and subject the Company to liability; economic conditions that result in decreased demand for electricity, reduced revenue from sales of excess energy during periods of low wholesale market prices, impaired financial stability of vendors and service providers, and elevated levels of uncollectible customer accounts; uncertainties associated with energy demand to new data centers, including the concentration of data centers, and the ability to obtain regulatory approvals, environmental, and other permits to construct new facilities in a timely manner; operational factors affecting the Company's power generating and battery storage facilities, including forced outages, fires, unscheduled delays, environmental impacts, hydro and wind conditions, and disruption of fuel supply, any of which may cause the Company to incur repair costs or purchase replacement power at increased costs; delays in the supply chain and increased supply costs, failure to complete capital projects on schedule or within budget, failure to obtain permits, inability to complete negotiations on contracts for capital projects, failure of counterparties to perform under agreement, or the abandonment of capital projects, any of which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, that may require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, adverse regulatory outcomes or legislative actions or operational failures; changes in, and compliance with, and general uncertainty surrounding environmental laws and policies, including those related to threatened and endangered species, fish, and wildfire; future laws, regulations, and proceedings that could increase the Company’s costs of operating its thermal generating plants, or affect the operations of such plants by imposing requirements for additional emissions controls or significant emissions fees or taxes, particularly with respect to coal-fired generating facilities, in order to mitigate carbon dioxide, mercury, and other gas emissions; volatility in wholesale power and natural gas prices including but not limited to volatility caused by macroeconomic and international issues, that could require PGE to post additional collateral or issue additional letters of credit pursuant to power and natural gas purchase agreements; changes in the availability and price of wholesale power and fuels; changes in customer growth, or demographic patterns, including changes in load resulting in future transmission constraints, in PGE’s service territory; capital market conditions, including availability of capital, volatility of interest rates and equity markets, reductions in demand for investment-grade commercial paper as well as changes in PGE’s credit ratings, any of which could impact cost of capital and access to capital markets to support requirements for working capital, construction of capital projects, repayments of maturing debt, and stock-based compensation plans; trade tariffs, inflation and volatility in interest rates; the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits; risks and uncertainties related to current or future All-Source RFP projects including, but not limited to, regulatory processes, transmission capabilities, system interconnections, inflationary impacts, supply chain constraints, supply cost increases, permitting and construction delays, available tax credits, counterparty credit risk and legislative uncertainty; the effects of climate change, whether global or local in nature; severe weather conditions and other natural phenomena, such as the greater size and prevalence of wildfires in Oregon in recent years, which could affect public safety, customers’ demand for power, and PGE’s financial health and ability and cost to procure adequate power and fuel supplies to serve its customers, access the wholesale energy market, or operate its generating facilities and transmission and distribution systems, and the Company’s costs to maintain, repair, and replace such facilities and systems, and recovery of such costs; the effectiveness of PGE’s risk management policies and procedures; ignitions caused by PGE assets or PGE’s ability to effectively implement a Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk or implement effective system hardening programs; impacts from the lack of legislation limiting wildfire-related liability or providing a wildfire relief fund; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts internally or to third parties, that cause damage to the Company’s generation, transmission or distribution facilities, information technology systems, or employees, or inhibit the capability of equipment or systems to function as designed or expected, or result in the release of confidential customer, vendor, employee or Company information; reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; the impact of widespread health developments, and responses to such developments, which could materially and adversely affect demand for electric services, customers’ ability to pay, supply chains, personnel, contract counterparties, liquidity, and financial markets; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; acts of war, terrorism or civil disruption; changes in financial or regulatory accounting principles or policies imposed by governing bodies; and increases to operating costs that could result from changes to trade tariffs, rising inflation, and volatility in interest rates. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Revenues, net	$946	$942	$2,676	$2,643
Alternative revenue programs, net of amortization	6	(13)	11	(27)
Total revenues	952	929	2,687	2,616
Operating expenses:
Purchased power and fuel	372	380	1,034	1,060
Generation, transmission and distribution	112	131	336	337
Administrative and other	99	102	291	294
Depreciation and amortization	148	126	427	369
Taxes other than income taxes	47	44	139	132
Total operating expenses	778	783	2,227	2,192
Income from operations	174	146	460	424
Interest expense, net	60	53	173	156
Other income:
Allowance for equity funds used during construction	4	6	15	17
Miscellaneous income, net	5	6	17	21
Other income, net	9	12	32	38
Income before income tax expense	123	105	319	306
Income tax expense	20	11	54	31
Net income	103	94	265	275
Other comprehensive income	1	(1)	1	—
Net income and Comprehensive income	$104	$93	$266	$275

Weighted-average common shares outstanding (in thousands):
Basic	110,170	103,845	109,708	102,730
Diluted	110,416	104,338	109,958	102,958

Earnings per share:
Basic	$0.94	$0.91	$2.42	$2.68
Diluted	$0.94	$0.90	$2.41	$2.67

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$137	$12
Accounts receivable, net	455	456
Inventories	124	114
Regulatory assets—current	207	205
Other current assets	136	238
Total current assets	1,059	1,025
Electric utility plant, net	10,804	10,345
Regulatory assets—noncurrent	599	632
Nuclear decommissioning trust	44	30
Non-qualified benefit plan trust	36	34
Other noncurrent assets	472	478
Total assets	$13,014	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$276	$365
Liabilities from price risk management activities—current	133	147
Current portion of long-term debt	68	170
Current portion of finance lease obligation	27	27
Accrued expenses and other current liabilities	481	410
Total current liabilities	985	1,119
Long-term debt, net of current portion	4,662	4,354
Regulatory liabilities—noncurrent	1,491	1,440
Deferred income taxes	572	564
Deferred investment tax credits	195	61
Unfunded status of pension and postretirement plans	128	140
Liabilities from price risk management activities—noncurrent	43	72
Asset retirement obligations	293	292
Non-qualified benefit plan liabilities	70	74
Finance lease obligations, net of current portion	266	276
Other noncurrent liabilities	359	358
Total liabilities	9,064	8,750
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, no par value, 160,000,000 shares authorized; 110,724,414 and 109,342,251 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2,179	2,118
Accumulated other comprehensive loss	(3)	(4)
Retained earnings	1,774	1,680
Total shareholders’ equity	3,950	3,794
Total liabilities and shareholders’ equity	$13,014	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$265	$275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	427	369
Deferred income taxes	39	18
Allowance for equity funds used during construction	(15)	(17)
Alternative revenue programs	(11)	27
Regulatory assets	(6)	(130)
Regulatory liabilities	(21)	(16)
Tax credit sales	153	31
Other non-cash income and expenses, net	69	63
Changes in working capital:
Accounts receivable, net	(9)	(64)
Inventories	(10)	(2)
Margin deposits	66	1
Accounts payable and accrued liabilities	43	67
Margin deposits from wholesale counterparties	—	2
Other working capital items, net	37	28
Other, net	(57)	(44)
Net cash provided by operating activities	970	608

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from investing activities:
Capital expenditures	$(899)	$(876)
Sales of Nuclear decommissioning trust securities	4	—
Purchases of Nuclear decommissioning trust securities	(9)	(4)
Other, net	(12)	(20)
Net cash used in investing activities	(916)	(900)

Cash flows from financing activities:
Proceeds from issuance of common stock	49	178
Proceeds from issuance of long-term debt	310	450
Payments on long-term debt	(102)	—
Maturities of commercial paper, net	—	(146)
Dividends paid	(167)	(148)
Other	(19)	(12)
Net cash provided by financing activities	71	322
Change in cash and cash equivalents	125	30
Cash and cash equivalents, beginning of period	12	5
Cash and cash equivalents, end of period	$137	$35

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$146	$121
Cash received for income taxes, net	(137)	(14)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2025		2024
Revenues (dollars in millions):
Retail:
Residential	$1,115	42%	$1,078	41%
Commercial	738	27	690	27
Industrial	396	15	321	12
Direct Access	30	1	22	1
Subtotal Retail	2,279	85	2,111	81
Alternative revenue programs, net of amortization	11	1	(27)	(1)
Other accrued revenues, net	9	—	10	—
Total retail revenues	2,299	86	2,094	80
Wholesale revenues	324	12	467	18
Other operating revenues	64	2	55	2
Total revenues	$2,687	100%	$2,616	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,708	24%	5,720	24%
Commercial	4,930	20	4,917	21
Industrial	4,375	18	3,715	16
Subtotal	15,013	62	14,352	61
Direct access:
Commercial	419	2	390	1
Industrial	1,501	6	1,385	6
Subtotal	1,920	8	1,775	7
Total retail energy deliveries	16,933	70	16,127	68
Wholesale energy deliveries	7,159	30	7,652	32
Total energy deliveries	24,092	100%	23,779	100%

Average number of retail customers:
Residential	839,429	88%	828,067	88%
Commercial	114,226	12	113,330	12
Industrial	217	—	206	—
Direct access	688	—	500	—
Total	954,560	100%	942,103	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2025		2024
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	8,534	38%	7,989	35%
Coal	1,408	6	1,331	6
Total thermal	9,942	44	9,320	41
Hydro	969	4	956	4
Wind	2,134	9	2,315	10
Total generation	13,045	57	12,591	55
Purchased power:
Hydro	5,321	24	5,088	22
Wind	871	4	1,072	5
Solar	992	4	932	4
Natural Gas	522	2	94	—
Waste, Wood, and Landfill Gas	83	—	132	1
Source not specified	1,935	9	3,083	13
Total purchased power	9,724	43	10,401	45
Total system load	22,769	100%	22,992	100%
Less: wholesale sales	(7,159)		(7,652)
Retail load requirement	15,610		15,340

The following table indicates the number of heating and cooling degree-days for the three and nine months ended September 30, 2025 and 2024, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2025	2024	Avg.	2025	2024	Avg.

First Quarter	1,772	1,755	1,819	4	—	—
Second Quarter	464	547	606	102	108	109
July	2	—	6	209	300	202
August	—	4	4	277	224	231
September	17	32	51	102	119	88
Third Quarter	19	36	61	588	643	521
Year-to-date	2,255	2,338	2,486	694	751	630
(Decrease)/Increase from the 15-year average	(9)%	(6)%		10%	19%